EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hatteras Core Alternatives TEI Institutional Fund, L.P., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Hatteras Core Alternatives TEI Institutional Fund, L.P., for the year ended March 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Hatteras Core Alternatives TEI Institutional Fund, L.P. for the stated period.

/s/ David B. Perkins		/s/ Allison Zollicoffer
David B. Perkins		Allison Zollicoffer
President, Hatteras Core Alternatives TEI		Treasurer, Hatteras Core Alternatives TEI
Institutional Fund, L.P.		Institutional Fund, L.P.

Dated:	June 11, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Hatteras Core Alternatives TEI Institutional Fund, L.P. for purposes of Section 18 of the Securities Exchange Act of 1934.